UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 10, 2017

Intermolecular, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35348	20-1616267
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3011 N. First Street San Jose, California		95134
(Address of Principal Executive Offices)		(Zip Code)

(408) 582-5700

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On April 10, 2017, the Board of Directors (the “Board”) of Intermolecular, Inc. (the “Company”) approved a consulting letter agreement (the “Consulting Agreement”) with Dr. Bruce M. McWilliams, pursuant to which Dr. McWilliams will receive $10,000 a month for his service of at least 64 hours per calendar quarter (but not to exceed 32 hours per month, without prior mutual agreement) at the Company’s request to assist with the transition and various priority initiatives of the Company. Should Dr. McWilliams’ service as requested by the Company exceed 32 hours in any one month, he will receive an additional $300 per hour for each hour served in excess of such 32 hours. As previously disclosed, Dr. McWilliams will not receive any compensation (whether in the form of cash or equity) as non-executive Chairman for so long as he serves as a consultant to the Company.  The Consulting Agreement will terminate on March 31, 2018, unless renewed by the parties or terminated earlier by either party upon 90 days prior written notice.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERMOLECULAR, INC.

Date: April 11, 2017	By:	/s/ Christian F. Kramer
Christian F. Kramer
President and Chief Executive Officer

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